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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 8-K/A
                                 AMENDMENT NO.1

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)    March 21, 2005
                                                    --------------


                                POWER2SHIP, INC.
                                ----------------
             (Exact name of registrant as specified in its charter)


          Nevada                   000-25753                  87-0449667
----------------------------     --------------              ------------
(State or other jurisdiction     (Commission                (IRS Employer
    of incorporation)              File Number)           Identification No.)


      903 Clint Moore Road, Boca Raton, Florida       33487
       -----------------------------------------     ---------
     (Address of principal executive offices)       (Zip Code)


Registrant's telephone number, including area code      561-998-7557
                                                        ------------


             -------------------------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

GENERAL EXPLANATION

The purpose of this report is to amend the Registrant's Current Report on Form 8-K dated March 21, 2005 that was filed on March 25, 2005 (the "Initial Report") which disclosed the acquisition by the wholly owned subsidiary of the Registrant of certain assets representing the business of Commodity Express Transportation, Inc. and various other agreements related to this acquisition. This report amends the Initial Report so as to provide the information required pursuant to Items 9.01 (a) and 9.01(b) of Form 8-K.

Item 9.01.     FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements of Business Acquired.

     Report of Independent Registered Public Accounting Firm

     Consolidated Financial Statements of Commodity Express Transportation, Inc. and Subsidiary:

          Balance Sheets  as  of  December  31,  2004  and  February  28,  2005
               (Unaudited)

          Statements of  Operations  for  the  Years  Ended  December  31,  2003
               and 2004 and the Two-Month Period Ended February 28, 2005 (Unaudited)

          Statement of  Stockholders'  Equity  (Deficit)  for  the  Years  Ended
               December 31, 2003 and 2004 and the Two-Month Period Ended February 28, 2005 (Unaudited)

          Statements of  Cash  Flows  for  the  Years  Ended  December  31, 2003
               and 2004 and the Two-Month Period Ended February 28, 2005 (Unaudited)

          Notes to  Consolidated  Financial  Statements  for  the  Years  Ended
               December 31, 2003 and 2004 and the Two-Month Period Ended February 28, 2005 (Unaudited)

(b)  Pro Forma Financial Information.

     Unaudited Pro Forma Combined Consolidated Financial Statements of Power2Ship, Inc. and Commodity Express Transportation, Inc.:

          Balance Sheet as of February 28, 2005

          Statements of Operations for the Year Ended December 31, 2004 and the Two-Month Period Ended February 28, 2005

(A)  Financial Statements of Business Acquired.

              COMMODITY EXPRESS TRANSPORTATION, INC. AND SUBSIDIARY

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


Report of Independent Registered Public Accounting Firm                        4

Balance Sheets as of December 31, 2004 and February 28, 2005 (Unaudited)       5

Statements of Operations for the Years Ended December 31, 2003 and 2004
and the Two Month Period Ended February 28, 2005 (Unaudited)                   6

Statement of Stockholders' Equity (Deficit) for the Years Ended
December 31, 2003 and 2004 and the Two Month Period Ended February 28,
2005 (Unaudited)                                                               7

Statements of Cash Flows for the Years Ended December 31, 2003 and 2004
and the Two Month Period Ended February 28, 2005 (Unaudited)                   8

Notes to Consolidated Financial Statements for the Years Ended
December 31, 2003 and 2004 and the Two Month Period Ended February 28,
2005 (Unaudited)                                                               9

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
Commodity Express Transportation, Inc.
and Subsidiary


We have audited the accompanying consolidated balance sheets of Commodity Express Transportation, Inc. and Subsidiary as of December 31, 2004 and 2003, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amount and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Commodity Express Transportation, Inc. and Subsidiary as of December 31, 2004 and 2003, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.




                                                    /s/Sherb & Co., LLP
                                                    Certified Public Accountants

Boca Raton, Florida
June 22, 2005


                        COMMODITY EXPRESS TRANSPORTATION, INC. AND SUBSIDIARY
                                     CONSOLIDATED BALANCE SHEETS

                                                                                 December 31,
                                                                           --------------------------
                                                          February 28, 2005    2004          2003
                                                             ------------  ------------  ------------
                                                             (Unaudited)
ASSETS
Current assets:
   Receivables, net of allowance of $78,363 for all periods  $   332,576   $   339,901   $   377,976
   Restricted cash                                                62,713       102,713       102,713
   Prepaid expenses                                               36,320        19,544        31,784
                                                             ------------  ------------  ------------
      Total current assets                                       431,609       462,158       512,473

Property and equipment:
   Land                                                           42,512        42,512        42,512
   Building and improvements                                     150,755       150,755       145,276
   Office furniture and equipment                                156,506       157,923       149,423
   Shop tools and equipment                                       70,449        71,157        64,907
   Tractors and trailers                                       2,484,324     2,495,023     2,528,373
   Accumulated depreciation                                   (1,565,290)   (1,525,290)   (1,284,473)
                                                             ------------  ------------  ------------
      Net property and equipment                               1,339,256     1,392,080     1,646,018

   Deposits                                                       32,000        32,000        49,517
                                                             ------------  ------------  ------------

Total assets                                                 $ 1,802,865   $ 1,886,238   $ 2,208,008
                                                             ============  ============  ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Cash overdraft                                            $    83,374   $    56,906   $     2,954
   Accounts payable                                            1,020,107     1,062,135       983,503
   Short term loan                                                98,990        98,990        98,990
   Current portion of long term debt                             428,389       482,945       479,899
                                                             ------------  ------------  ------------
      Total current liabilities                                1,630,860     1,700,976     1,565,346

Long term debt, net of current portion                            91,619       106,335       529,565

Stockholders' equity:
   Common stock 100,000 shares, no par value,
     authorized, issued and outstanding                          276,946       276,946       276,946
   Accumulated deficit                                          (196,560)     (198,019)     (163,849)
                                                             ------------  ------------  ------------
      Total stockholders' equity                                  80,386        78,927       113,097
                                                             ------------  ------------  ------------

Total liabilities and stockholders' equity                   $ 1,802,865   $ 1,886,238   $ 2,208,008
                                                             ============  ============  ============


                             See accompanying notes


               COMMODITY EXPRESS TRANSPORTATION, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                         Years Ended December 31,
                                        Two Months Ended --------------------------
                                        February 28, 2005    2004          2003
                                           ------------  ------------  ------------
                                           (Unaudited)
Revenue:
  Freight sales                            $  1,507,910  $ 8,361,520   $ 7,562,812
  Warehouse                                     143,931      617,342     1,903,178
  Brokerage                                     848,440    6,786,048     4,918,159
  Other                                         121,050      540,265       162,784
                                           ------------  ------------  ------------
                                              2,621,331   16,305,175    14,546,933
                                           ------------  ------------  ------------

Costs and expenses:
  Personnel costs                               376,128    2,263,724     1,954,395
  Warehouse operations                           92,923      488,694     1,736,179
  Repairs and maintenance                        15,318      186,278       156,324
  Equipment and facility rent                   219,700    1,199,754       922,428
  Interest                                       49,256      239,783       279,315
  Depreciation                                   40,000      240,817       256,630
  Gas and oil                                   238,853    1,210,992       767,639
  Office and other expense                       41,536      376,844       468,928
  Other brokerage expense                        33,412      244,638       171,299
  Tires                                          27,893      151,704       137,803
  Unloading fees                                  5,034       43,094        51,584
  Insurance                                     105,892      510,002       502,516
  Utilities and telephone                        12,955       75,240        80,204
  Outside driver expenses                       526,157    2,849,239     2,984,004
  Brokerage carrier pay                         834,815    6,243,972     4,542,235
  Loss on sale of property and equipment              -       14,570             -
                                           ------------  ------------  ------------
                                              2,619,872   16,339,345    15,011,483
                                           ------------  ------------  ------------

  Income (loss) before income taxes               1,459      (34,170)     (464,550)

Provision for income taxes                            -            -             -
                                           ------------  ------------  ------------

  Net income (loss)                        $      1,459  $   (34,170)  $  (464,550)
                                           ============  ============  ============


                             See accompanying notes


              COMMODITY EXPRESS TRANSPORTATION, INC. AND SUBSIDIARY
      CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)



                                          Common Stock  Retained Earnings
                                        -----------------(Accumulated
                                        Shares    Amount    Deficit)     Total
                                        -------  --------  ----------  ----------
Balance, January 1, 2003                100,000  $276,946  $ 300,701   $ 577,647

Net loss                                      -         -   (464,550)   (464,550)
                                        -------  --------  ----------  ----------

Balance, December 31, 2003              100,000   276,946   (163,849)    113,097

Net loss                                      -         -    (34,170)    (34,170)
                                        -------  --------  ----------  ----------

Balance, December 31, 2004              100,000   276,946   (198,019)     78,927

Net income (Unaudited)                        -         -      1,459       1,459
                                        -------  --------  ----------  ----------

Balance, February 28, 2005 (Unaudited)  100,000  $276,946  $(196,560)  $  80,386
                                        =======  ========  ==========  ==========


                             See accompanying notes


                                 COMMODITY EXPRESS TRANSPORTATION, INC. AND SUBSIDIARY
                                         CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                        Years Ended December 31,
                                                                        Two Months Ended ----------------------
                                                                        February 28, 2005   2004        2003
                                                                           ------------  ----------  ----------
                                                                           (Unaudited)
Cash flows from operating activities:
   Net income (loss)                                                       $     1,459   $ (34,170)  $(464,550)
   Adjustments to reconcile net income (loss) to
      net cash provided by (used in) operating activities:
        Depreciation                                                            40,000     240,817     256,630
        Loss on sale of assets                                                       -     (14,570)          -
        Changes in operating assets and liabilities:
            Decrease in receivables                                              7,325      38,075       4,305
            Decrease (increase) in prepaid insurance                           (16,776)     12,240      24,641
            Decrease (increase) in other assets                                      -      17,517     (13,000)
            (Decrease) increase in accounts payable and accrued expenses       (42,028)     78,632     546,127
                                                                           ------------  ----------  ----------

                                                                               (10,020)    338,541     354,153
                                                                           ------------  ----------  ----------

Cash flows from investing activities:
   (Purchases) disposals of property and equipment                              12,824      27,691     (14,191)
                                                                           ------------  ----------  ----------

                                                                                12,824      27,691     (14,191)
                                                                           ------------  ----------  ----------

Cash flows from financing activities:
   Decrease in restricted cash                                                  40,000           -           -
   Increase (decrease) in cash overdraft                                        26,468      53,952     (15,605)
   Proceeds from borrowings                                                          -           -      98,990
   Repayments of debt                                                          (69,272)   (420,184)   (423,347)
                                                                           ------------  ----------  ----------

                                                                                (2,804)   (366,232)   (339,962)
                                                                           ------------  ----------  ----------

                                                                                     -           -           -

Cash and cash equivalents, beginning of period                                       -           -           -
                                                                           ------------  ----------  ----------

Cash and cash equivalents, end of period                                   $         -   $       -   $       -
                                                                           ============  ==========  ==========

Supplemental disclosure of cash flow information:

   Cash paid for interest during the period                                $    49,256   $ 239,783   $ 279,315
                                                                           ============  ==========  ==========

   Cash paid for income taxes during the period                            $         -   $       -   $       -
                                                                           ============  ==========  ==========


                             See accompanying notes

              COMMODITY EXPRESS TRANSPORTATION, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2004 AND FOR THE
              TWO MONTH PERIOD ENDED FEBRUARY 28, 2005 (UNAUDITED)

NOTE 1 - DESCRIPTION OF BUSINESS

Commodity Express Transportation, Inc. (the "Company") was incorporated in South Carolina in June, 1992. The Company engages in the business of motor carriage specializing in full truckload transportation services primarily using dry vans. The Company provides its transportation services by contracting with independent truck owner-operators and drivers that use trucks provided by the Company. Also, the Company operates a 137,000 square foot rented warehouse in South Carolina as a service for its largest customer and provides freight transportation brokerage services through its wholly owned subsidiary, Commodity Express Brokerage, Inc., a wholly owned subsidiary of the Company incorporated in South Carolina in April 2003.

The accompanying unaudited financial statements for the two month period ending February 28, 2005 have been prepared in accordance with generally accepted accounting principles for interim financial statements and pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). These financial statements reflect all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the financial position and operating results for the period presented.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES AND OTHER MATTERS

PRINCIPLES OF CONSOLIDATION
The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All material intercompany transactions have been eliminated.

RECLASSIFICATIONS
Certain prior period balances have been reclassified to conform to the current year's presentation. These reclassifications had no impact on previously reported results of operations or stockholders' deficit.

CASH AND CASH EQUIVALENTS
The Company considers all unrestricted deposits and highly liquid investments, readily convertible to known amounts, with an original maturity of three months or less, to be cash equivalents.

ACCOUNTS RECEIVABLE
The Company provides an allowance for doubtful accounts equal to the estimated future losses on year-end receivables. The allowance is based on a review of the current status of the receivables.

FACTORING ESCROW
The Company is required by the company factoring its accounts receivable to maintain an escrow account having a certain amount of restricted cash which varies depending on the level of accounts receivable factored at any given time.

PROPERTY AND EQUIPMENT
Property and equipment are recorded on the basis of original cost less allowances for depreciation. Land and buildings have been recorded at their acquisition costs. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets as follows: 40 years for buildings, 8 years for office furniture/equipment and shop tools/equipment, 5 to 8 years for tractors and trailers and 10 years for leasehold improvements. The costs of maintenance and repairs are charged to operations as incurred. Expenditures for major renewals and betterments that extend the useful lives of the assets are capitalized. The costs of property retired or otherwise disposed of and the related allowances for depreciation are eliminated from the respective accounts. Gains or losses resulting from such dispositions are reflected in current income. Property and equipment includes capitalized lease obligations of $76,127 and $40,354 as of December 31, 2003 and 2004, respectively, and $36,100 as of February 28, 2005 (unaudited). Depreciation expense was $256,630 and $240,817 for the years ended December 31, 2003 and 2004, respectively, and $40,000 for the two months ended February 28, 2005 (unaudited).

LEASES
On non-cancelable lease agreements that are essentially equivalent to installment purchases of property, the Company records assets and the present value of the related obligations (discounted to cover applicable interest). On operating leases, neither assets nor obligations are recorded. In such cases, lease rental expenses are charged to operations as incurred.

INCOME TAXES
Under the asset and liability method of FASB Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities, and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance, when in the Company's opinion it is likely that some portion or the entire deferred tax asset will not be realized.

REVENUE RECOGNITION
The Company follows the guidance of the Securities and Exchange Commission's Staff Accounting Bulletin 104 for revenue recognition. In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured. The following policies reflect specific criteria for the reported revenue streams of the Company:

     The Company recognizes freight sales revenue, brokerage revenue and other revenue (primarily consisting of assessorial charges such as fuel surcharges), when shipments of goods that we are transporting for our customers, or, in the case of brokerage revenue that we have subcontracted to a third party, reach their destinations and the receivers of the goods acknowledges their receipt by signing a bill of lading. Upon such delivery and acknowledgement, our obligations to the customer are completed and collection of receivables is reasonably assured. Emerging Issues Task Force Issue No. 99-19, Reporting Revenue Gross as a Principal versus Net as an Agent, establishes the criteria for recognizing revenues on a gross or net basis. In these transactions, we are the primary obligor, we are a principal to the transaction not an agent, we have the risk of loss for collection, we have discretion to select the supplier and we have latitude in pricing decisions.

     The Company recognizes warehouse revenue at the end each time period for which a customer is obligated to pay rent.

FAIR VALUE OF FINANCIAL INSTRUMENTS
The carrying amounts reported in the balance sheet for cash, receivables, accounts payable, notes payable and accrued expenses approximate their fair market value based on the short-term maturity of these instruments.

USE OF ESTIMATES
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

IMPAIRMENT OF LONG-LIVED ASSETS
The Company evaluates the recoverability and carrying value of its long-lived assets at each balance sheet date, based on guidance issued in SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". Among other factors considered in such evaluation is the historical and projected operating performance of business operations, the operating environment and business strategy, competitive information and market trends. At December 31, 2004 and 2003 and February 28, 2005, the Company had no assets which were considered to be impaired.

NOTE 3 - CONCENTRATIONS

During the years ended December 31, 2003 and 2004, one customer accounted for approximately 59% and 69%, respectively, of the Company's revenue. During the two months ended February 28, 2005, an affiliated company representing this customer accounted for approximately 62% (unaudited) of the Company's revenue (see Note 4 - "Related Party Transactions").

NOTE 4 - RELATED PARTY TRANSACTIONS

During 2004, the Company's largest customer during the years ended December 31, 2003 and 2004 entered into an exclusive transportation services agreement with TPS Logistics, Inc., a South Carolina corporation, for which the president of the Company and his wife are vice president and principal owner, respectively. Upon TPS entering into this agreement, the Company began providing transportation services for all of TPS' customers.

NOTE 5 - SHORT TERM LOAN

In March 2004, the Company issued an unsecured promissory note for $100,000 to Regions Bank. The note had a term of 1 year, a variable interest rate equal to one percent over the base rate of interest established from time to time by the lender and requires all accrued unpaid interest to be paid on each monthly anniversary of the note. The outstanding principal balance on the note was $98,990 as of December 31, 2003 and 2004, respectively, and $98,990 as of February 28, 2005 (unaudited).

NOTE 6 - NOTES PAYABLE AND CAPITAL LEASES

In May and July 2001, the Company issued two secured promissory notes for $173,750 each to Financial Federal Credit Inc. The notes have a term of 58 months and are collateralized by transportation equipment. The monthly installments for each of these notes are one payment of $7,194 payable on the date of the note followed by 58 payments of $3,597 including interest of 9.56%. The notes mature in March and May 2006. The outstanding principal balance on these notes was $174,130 and $101,309 as of December 31, 2003 and 2004, respectively, and $88,484 as of February 28, 2005 (unaudited).

In September 2001, the Company issued a secured promissory note for $120,250 to Financial Federal Credit Inc. The note had a term of 40 months and was collateralized by transportation equipment. The monthly installments on the note were one payment of $6,670 paid on the date the note was issued followed by 40 monthly payments of $3,335 including interest of 9.71%. The note matured in December 2004. The outstanding principal balance on the note was $37,993 and $0 as of December 31, 2003 and 2004, respectively.

In May 2002, the Company entered into two capital leases to borrow a total of $141,113 from BB&T Leasing Corporation. The first lease for $43,163 had a term of 24 months, was collateralized by transportation equipment, required monthly payments of $1,936 including interest of 7.2% and matured in June 2004. The other lease for $97,950 has a term of 48 months, is collateralized by transportation equipment, requires monthly payments of $2,383 including interest of 7.8% and matures in June 2006. The outstanding principal balance on these leases was $76,127 and $40,354 as of December 31, 2003 and 2004, respectively, and $36,100 as of February 28, 2005 (unaudited).

In June, July and August 2002, the Company issued three secured promissory notes for a total of $1,044,841 to Financial Federal Credit Inc. The June note has a term of 42 months, is collateralized by transportation equipment, requires monthly installments of $5,540 including interest of 8.59% and matures in January 2006. The outstanding principal balance on the note was $126,400 and $68,536 as of December 31, 2003 and 2004, respectively, and $58,401 as of February 28, 2005 (unaudited). The July note had a term of 18 months, was collateralized by transportation equipment, required monthly installments of $2,016 including interest of 10.85% and matured in February 2004. The outstanding principal balance on the note was $3,978 and $0 as of December 31, 2003 and 2004, respectively. The August note has a term of 42 months, is collateralized by transportation equipment, has monthly installments of $22,275 for 36 months followed by 6 monthly payments of $19,046 including interest of 8.56% and matures in February 2006. The outstanding principal balance on the note was $450,816 and $252,997 as of December 31, 2003 and 2004, respectively, and $218,367 as of February 28, 2005 (unaudited).

In September 2002, the Company issued a secured promissory note for $57,057 to Wells Fargo Equipment Finance, Inc. The note has a term of 48 months, is collateralized by transportation equipment, requires monthly installments of $1,366 including interest of 7.0% and matures in October 2006. The outstanding principal balance on the note was $42,027 and $28,132 as of December 31, 2003 and 2004, respectively, and $25,722 as of February 28, 2005 (unaudited).

In April 2003, the Company entered into a loan agreement to borrow $50,000 from American Express Business Finance Corporation. This unsecured loan has a term of 24 months and monthly installments of $2,261 including interest of 8.0%. The outstanding principal balance on the note was $42,027 and $28,132 as of December 31, 2003 and 2004, respectively, and $25,722 as of February 28, 2005 (unaudited). In addition, the Company has a $45,000 line of credit with American Express Business Finance Corporation with an interest rate of approximately 11.0% that had an outstanding balance of $0 and $45,000 as of December 31, 2003 and 2004, respectively, and $45,000 as of February 28, 2005 (unaudited).

The Company recorded interest expense related to these notes and leases of $112,341 and $68,892 for the years ended December 31, 2003 and 2004, respectively and $16,203 for the two months ended February 28, 2005.

As of December 31, 2004, the principal repayments for these notes and leases during their remaining terms are as follows:

2005       $   482,945
2006            91,621
           -----------
           $   574,566
           ===========

NOTE 7 - COMMITMENTS AND CONTINGENCIES

The Company leases tractors pursuant to three operating leases entered into in 1999, 2003 and 2004 and leases trailers pursuant to one operating lease entered into in 2002. The terms of the tractor leases range from 24 to 72 months and the trailer lease is for 60 months.

As of December 31, 2004, the minimum lease liability is as follows:

2007       $   776,098
2008           642,480
2009           608,820
2010           507,840
2011           456,540
Thereafter     371,470
           -----------
          $  3,363,248
           ===========

On September 11, 2001, the Company entered into a warehouse lease for a 123,750 square foot facility located in Blythewood, South Carolina that terminates on October 31, 2008. As of December 31, 2004, the minimum rental commitment associated with this lease was as follows:

2005       $   360,232
2006           371,038
2007           382,170
2008           326,400
2009                 0
           -----------
           $ 1,439,840
           ===========

The Company has provided the landlord with a $32,000 security deposit. Also, the landlord has the right to terminate the lease with respect to 61,875 square feet by providing at least 90 days prior written notice to the Company. In the event of such a partial termination, the monthly base rent for the remaining space during the balance of the lease term would be as follows:


          Period                                             Monthly Base Rent
          ------                                             -----------------
     November 1, 2004 through October 31, 2005                    $20,780
     November 1, 2005 through October 31, 2006                    $21,398
     November 1, 2006 through October 31, 2007                    $22,040
     November 1, 2007 through October 31, 2008                    $22,702

The Company incurred equipment and facility rent expense of $922,428 and $1,199,754 for the years ended December 31, 2003 and 2004, respectively, and $219,700 for the two months ended February 28, 2005 (unaudited).

NOTE 8 - STOCKHOLDERS' EQUITY

The Company had 100,000 shares of common stock, no par value, authorized, issued and outstanding as of December 31, 2003 and 2004 and as of February 28, 2005 (unaudited).

NOTE  9 - INCOME TAXES

The Company had available at December 31, 2004, operating loss carryforwards for federal and state taxes of approximately $927,000 which could be applied against taxable income in subsequent years through 2024. Such amounts would be subject to the limitations contained under Section 382 of the Internal Revenue Code relating to changes in ownership. However, given that the realization of this tax effect is uncertain, a full valuation allowance was recorded.

Reconciliation of the differences between income taxes computed at the federal statutory tax rates and the provision for income taxes is as follows:

                                    2004     Percent      2003     Percent
                                  ---------  --------  ----------  --------
Income tax benefit computed at
   Federal statutory tax rate     $ 12,000      35.1%  $ 158,000      34.0%
State tax, net of
   Federal benefits                  1,000       2.9      16,000       3.4
Non-deductible non-cash expenses   (25,000)   (208.3)    (38,000)    (24.1)
Reinstatement/change in deferred
tax asset valuation allowance       12,000    (170.3)   (136,000)    (13.4)
                                  ---------  --------  ----------  --------

Provision for income taxes        $      -         -   $       -         -
                                  =========  ========  ==========  ========


Temporary differences that give rise to significant deferred tax assets are as follows:

                                    2004           2003
                                 ----------  ----------------
Net operating loss carryforward  $ 348,000   $       360,000
                                 ==========  ================

Total deferred tax assets          348,000           360,000

Valuation allowance               (348,000)         (360,000)
                                 ----------  ----------------

Net deferred tax asset           $       -   $             -
                                 ==========  ================

NOTE 10 - SUBSEQUENT EVENTS (UNAUDITED)

On March 21, 2005, the Company sold certain assets, including customer lists, back-shop equipment, office equipment, telecommunications equipment, certain contracts and one vehicle to a subsidiary of Power2Ship, Inc., a Nevada corporation, for a price of $302,504 consisting of $100,000, 370,370 shares of Power2Ship, Inc. common stock that had a market value of $96,296 which was used to satisfy the Company's $100,000 liability to the business broker associated with the transaction, the buyer's assumption of $69,208 of certain other Company liabilities and the buyer's replacement of $37,000 of deposits. In addition, upon closing this transaction, the buyer replaced approximately $168,000 of letters of credit previously made or issued on the Company's behalf with third parties related to the operation of the Company's business and agreed to replace an additional letter of credit for $20,000 on or before June 10, 2005. The buyer also assumed certain leases related to the operation of the Company's business, including tractor leases, owner/operator leases and a warehouse lease.

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following Unaudited Pro Forma Combined Financial Statements of Power2Ship, Inc. and the Company give effect to the acquisition of assets of the Company under the purchase method of accounting prescribed by Financial Accounting Standards Board Statement No. 141, Business Combinations. These pro forma statements are presented for illustrative purposes only. The pro forma adjustments are based upon available information and assumptions that management believes are reasonable. The Unaudited Pro Forma Combined Financial Statements do not purport to represent what the results of operations or financial position of Power2Ship, Inc. would actually have been if the acquisition had in fact occurred on January 1, 2004, nor do they purport to project the results of operations or financial position of Power2Ship, Inc. for any future period or as of any date, respectively.

These Unaudited Pro Forma Combined Financial Statements do not give effect to any restructuring costs or to any potential cost savings or other operating efficiencies that could result from the acquisition of the Company by Power2Ship, Inc.

You should read the financial information in this section along with the historical financial statements and accompanying notes of Power2Ship, Inc. in prior Securities and Exchange Commission filings and in this amended Current Report on Form 8-K.


                                            POWER2SHIP, INC. AND SUBSIDIARIES
                                       UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                                    FEBRUARY 28, 2005

                                                                                 Pro Forma Adjustments
                                                                   Commodity   ------------------------
                                                    Power2Ship      Express        Debit          Credit    Pro Forma
                                                  -------------  ------------  ------------     ----------  ----------
Current assets:
   Cash and cash equivalents                      $    399,438   $         -               (b)     137,000  $  262,438
   Receivables, net of allowances                      529,124       332,576               (a)     332,576     529,124
   Restricted cash                                           -        62,713               (a)      62,713           -
   Short-term note receivable                          100,000             -                                   100,000
   Prepaid expenses                                     15,657        36,320 (b)   105,043 (a)      36,320     120,700
                                                  -------------  ------------                               -----------
        Total current assets                         1,044,219       431,609                                 1,012,262

Furniture and equipment                                367,911     2,904,546 (b)   156,000 (a)   2,904,546     523,911
     Less: accumulated depreciation                   (105,573)   (1,565,290)(a)   1,565,290                  (105,573)
                                                  -------------  ------------                               -----------
        Net furniture and equipment                    262,338     1,339,256                                   418,338

Other assets:
   Software development costs, net of
     accumulated amortization                          569,702             -                                   569,702
   Deferred financing costs                            640,524             -                                   640,524
   Intangible asset, net of accumulated amortization   160,081             - (b)       4,461                   164,542
   Restricted cash for interest on debentures          125,045             -                                   125,045
   Other                                               168,116        32,000 (b)      37,000 (a)    32,000     205,116
                                                  -------------  ------------                               -----------
      Total other assets                             1,663,468        32,000                                 1,704,929

Total assets                                      $  2,970,025   $ 1,802,865                                $3,135,529
                                                  =============  ============                               ===========

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
   Cash overdraft                                 $          -   $    83,374 (a)      83,374                $        -
   Notes payable - short term                          682,500       527,379 (a)     527,379                   682,500
   Line of credit                                      281,033             -                                   281,033
   Accounts payable                                    180,772     1,020,107 (a)   1,020,107 (b)    69,208     249,980
   Accrued expenses                                    277,947             -                                   277,947
                                                  -------------  ------------                               -----------
       Total current liabilities                     1,422,252     1,630,860                                 1,491,460

Long term debt:
   Long term notes payable                                   -        91,619 (a)      91,619                         -
   Convertible notes payable less discount
     of $132,669                                     3,781,752             -                                 3,781,752
   Convertible note payable to related party           115,000             -                                   115,000

Stockholders' equity (deficit):
Preferred stock, $.01 par value, 1,000,000 authorized:
   Series B convertible preferred stock, $.01 par
     value, 200,000 shares authorized; 168,200  shares
     issued and outstanding                              1,682             -                                     1,682
   Series C convertible preferred stock, $.01 par
      value, 20,000 shares authorized; 832 shares
      issued and outstanding                                 8             -                                         8
   Series Y convertible preferred stock, $.01 par
      value, 87,000 shares authorized; 87,000 shares
      issued and outstanding                               870             -                                       870
   Common stock, $.001 par value, 250,000,000 shares
      authorized; 48,556,210 issued and outstanding     48,186       276,946 (a)     276,946 (b)       370      48,556
   Deferred compensation                              (175,762)            -                                  (175,762)
   Additional paid-in capital                       13,728,826                               (b)    95,926  13,824,752
   Accumulated deficit                             (15,952,789)     (196,560)                (a)   196,560 (15,952,789)
                                                  -------------  ------------                               -----------

       Total stockholders' equity (deficit)         (2,348,979)       80,386                                (2,252,683)
                                                  -------------  ------------                               -----------

Total liabilities and stockholders' deficit       $  2,970,025   $ 1,802,865                               $ 3,135,529
                                                  =============  ============                              ============


                                       POWER2SHIP, INC. AND SUBSIDIARIES
                             UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                                     FOR THE YEAR ENDED DECEMBER 31, 2004

                                                                               Pro Forma Adjustments
                                                                  Commodity    --------------------
                                                    Power2Ship     Express        Debit      Credit  Pro Forma
                                                   ------------  ------------  ------------  ------  ---------
Revenue                                            $ 2,689,979   $16,305,175                      $18,995,154

Operating expenses:
   Freight transportation                            2,338,126    10,561,333                       12,899,459
   Selling, general and administrative:
        Salaries, benefits and consulting fees       3,084,064     2,179,979                        5,264,043
        Other selling, general and administrative    1,388,238     3,343,500 (c)    20,392           4,752,130
                                                   ------------  ------------                     ------------

       Total operating expenses                      6,810,428    16,084,812                       22,915,632
                                                   ------------  ------------                     ------------

      Income (loss) from operations                 (4,120,449)      220,363                       (3,920,478)
                                                   ------------  ------------                     ------------

Other income (expense):
   Loss on sale of property and equipment                    -       (14,750)                         (14,750)
   Other income                                            571             -                              571
   Interest income                                       1,486             -                            1,486
   Interest expense                                   (663,498)     (239,783)                        (903,281)
                                                   ------------  ------------                     ------------

       Total other expense                            (661,441)     (254,533)                        (915,974)
                                                   ------------  ------------                     ------------

Loss available to common shareholders              $(4,781,890)  $   (34,170)                     $(4,836,452)
                                                   ============  ============                     ============

Basic and diluted loss per common share                                                           $     (0.12)
                                                                                                  ============

Weighted average common shares outstanding                                                         39,129,646
                                                                                                  ============


                                      POWER2SHIP, INC. AND SUBSIDIARIES
                             UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                                  FOR THE TWO MONTHS ENDED FEBRUARY 28, 2005


                                                                             Pro Forma Adjustments
                                                                  Commodity   -------------------
                                                    Power2Ship     Express       Debit      Credit  Pro Forma
                                                   ------------  -----------  ------------  ------  ---------
Revenue                                            $   501,836   $2,621,329                      $ 3,123,165

Operating expenses:
   Freight transportation                              442,392    1,618,220                        2,060,612
   Selling, general and administrative:
        Salaries, benefits and consulting fees       1,120,974      364,872                        1,485,846
        Other selling, general and administrative       92,683      587,522 (c)     3,399            683,604
                                                   ------------  -----------                     ------------

       Total operating expenses                      1,656,049    2,570,614                        4,230,062
                                                   ------------  -----------                     ------------

       Loss from operations                         (1,154,213)      50,715                       (1,106,897)
                                                   ------------  -----------                     ------------

Other income (expense):
   Other income                                             22            -                               22
   Interest income                                       2,006            -                            2,006
   Interest expense                                   (165,379)     (49,256)                        (214,635)
                                                   ------------  -----------                     ------------

       Total other expense                            (163,351)     (49,256)                        (212,607)
                                                   ------------  -----------                     ------------

Loss available to common shareholders              $(1,317,564)  $    1,459                      $(1,319,504)
                                                   ============  ===========                     ============

Basic and diluted loss per common share                                                          $     (0.03)
                                                                                                 ============

Weighted average common shares outstanding                                                        42,005,005
                                                                                                 ============


                        POWER2SHIP, INC. AND SUBSIDIARIES
        UNAUDITED PRO FORMA ADJUSTMENTS TO COMBINED FINANCIAL STATEMENTS
                                FEBRUARY 28, 2005

 Pro Forma Adjustments:
(a) To eliminate all assets and liabilities of Commodity Express as of February 28, 2005:

                                                Debit         Credit
                                             ----------      ---------
Accounts receivable                                            332,576
Factoring escrow - restricted cash                              62,713
Prepaid expenses                                                36,320
Furniture and equipment                                      2,904,546
Accumulated depreciation                      1,565,290
Other assets                                                    32,000
Cash overdraft                                   83,374
Notes payable - short term                      527,379
Accounts payable                              1,020,107
Long term notes payable                          91,619
Common stock                                    276,946
Accumulated deficit                                            196,560
                                             ----------      ---------
                                                 3,564,715   3,564,715


(b) To record all assets purchased and liabilities assumed of Commodity
    Express as of February 28, 2005, including brokerage fees of $100,000:

                                                Debit         Credit
                                             ----------      ---------
Cash and cash equivalents
                                                               137,000
Prepaid expenses                                105,043
Furniture and equipment                         156,000
Intangible asset - customer list                  4,461
Other assets                                     37,000
Accounts payable                                                69,208
Common stock                                                       370
Additional paid-in capital
                                                                95,926
                                             ----------      ---------
                                                302,504        302,504


(c) To record amortization of intangible assets acquired using the straight-line method over five years. To record depreciation of furniture and equipment acquired using the straight-line method over eight years.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         POWER2SHIP, INC.



Date:  July 12, 2005     By:  /s/ Richard Hersh
                              -----------------
                              Richard Hersh,
                              Chief Executive Officer